Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Institutional Shares, Institutional Service Shares and Class K Shares Prospectuses and "Independent Auditors" in the Institutional Shares, Institutional Service Shares and Class K Shares Statement of Additional
Information for Federated U.S. Government Securities Fund: 2-5 Years in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 2-75769) of Federated U.S. Government Securities Fund: 2-5 Years, and to the incorporation by reference therein of our report dated March 5, 2004 on the financial statements and financial highlights of Federated U.S. Government Securities Fund: 2-5 Years included in the Annual Report to Shareholders for the fiscal year ended January 31, 2004.


                                                         /s/ ERNST & YOUNG LLP
                                                             ERNST & YOUNG LLP


Boston, Massachusetts
March 26, 2004